As filed with the Securities and Exchange Commission on January 18, 2012

Registration No. 333- 177176

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CABOT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2271897
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Seaport Lane Suite 1300 Boston, MA	02210
(Address of Principal Executive Offices)	(Zip Code)

Cabot Retirement Savings Plan

Cabot Supplemental Retirement Savings Plan

(Full Title of the Plans)

Brian A. Berube, Esq.

Vice President and General Counsel

Two Seaport Lane

Suite 1300

Boston, MA 02210

(Name and Address of Agent For Service)

617-345-0100

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This post-effective amendment is being filed to clarify that the registered shares may also be issued under the Cabot Supplemental Retirement Savings Plan as employer matching contributions.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel

The validity of the securities has been passed upon by Brian A. Berube, the registrant’s Vice President and General Counsel. At the time of rendering his opinion, Mr. Berube had a beneficial ownership interest in 81,897 shares of the registrant’s common stock. It is anticipated that additional shares will be issued to Mr. Berube pursuant to the registrant’s equity incentive and employee benefit plans.

Item 8.	Exhibits

The exhibit index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on this 17th day of January, 2012.

CABOT CORPORATION

By:	/s/ Patrick M. Prevost
Patrick M. Prevost
President and Chief Executive Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on this 17th day of January, 2012.

CABOT RETIREMENT SAVINGS PLAN

By:	/s/ Robby D. Sisco
Robby D. Sisco
Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Prevost	President, Chief Executive Officer and Director (Principal executive officer)	January 17, 2012
Patrick M. Prevost

/s/ Eduardo E. Cordeiro	Executive Vice President and Chief Financial Officer (Principal financial officer)	January 17, 2012
Eduardo E. Cordeiro

/s/ James P. Kelly	Vice President and Controller (Principal accounting officer)	January 17, 2012
James P. Kelly

*	Director, Non-Executive Chairman of the Board	January 17, 2012
John F. O’Brien

*	Director	January 17, 2012
John S. Clarkeson

*	Director	January 17, 2012
Juan Enriquez-Cabot

*	Director	January 17, 2012
Gautam S. Kaji

*	Director	January 17, 2012
Roderick C.G. MacLeod

*	Director	January 17, 2012
Henry F. McCance

*	Director	January 17, 2012
John K. McGillicuddy

II-6

*	Director	January 17, 2012
Sue H. Rataj

*	Director	January 17, 2012
Ronaldo H. Schmitz

*	Director	January 17, 2012
Lydia W. Thomas

*	Director	January 17, 2012
Mark S. Wrighton

By:	/s/ Brian A. Berube
Attorney-in-fact

INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Brian A. Berube as to the legality of the securities.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Brian A. Berube (contained in Exhibit 5.1).

24	Power of attorney (previously filed).